Exhibit 2.2

           FIRST AMENDMENT AND WAIVER TO AGREEMENT AND PLAN OF MERGER

      THIS FIRST AMENDMENT AND WAIVER TO AGREEMENT AND PLAN OF MERGER (this "Amendment and Waiver"), is made and entered into this 14th day of January, 2004, to be effective January 9, 2004, by and among INTERNATIONAL TRAVEL CD'S, INC. a Colorado corporation ("Parent"), INTERNATIONAL TRAVEL CD'S ACQUISITION CORP., a Delaware corporation ("Merger Sub"), STELLAR VENTURE PARTNERS, LLC, a Georgia limited liability company ("Company"), and MAS SERVICES, INC., a Florida corporation (the "Principal Interest Holder") for the purpose of amending the Agreement and Plan of Merger (the "Merger Agreement") dated December 16, 2003, by and among Parent, Merger Sub, the Company, and the Principal Interest Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                                    Recitals

      WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement to reflect the intent of all of the parties thereto by increasing the number of shares of Common Stock to be exchanged for each Member Share, extending the Closing Date and revising one of the Company's and Principal Interest Holder's representations and warranties, and to waive compliance with certain of the provisions of the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. The second recital is hereby deleted in its entirety and replaced with the following provision:

            WHEREAS, pursuant to the terms of this Agreement, upon consummation of the Merger, each issued and outstanding limited liability company membership interest in the Company (individually, a "Member Share," and collectively, the "Member Shares"), shall represent the right to receive approximately Thirteen Thousand Two Hundred Forty-Two (13,242) shares of common stock, no par value per share, of Parent ("Common Stock"), subject to adjustment as provided herein; and

      2. Section 1.2(a)(iii) is hereby deleted in its entirety and replaced with the following provision:

            (iii) Conversion of Member Shares. Each of the Member Shares shall be converted into the right to receive approximately Thirteen Thousand Two Hundred Forty-Two (13,242) newly issued shares of common stock, no par value per share, of Parent ("Parent Shares"), subject to adjustment as necessary to ensure that the Seventy-Two Million (72,000,000) Parent
      Shares to be issued hereunder are allocated equally among all Member Shares issued and outstanding on the Closing Date. All such Member Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or agreement representing any such Member Share shall cease to have any rights with respect thereto, except the right to receive the Parent Shares therefor upon the surrender of such certificate in accordance with Section 1.2(b) hereof, without interest or dividends.

      3. Section 2.1 is hereby deleted in its entirety and replaced with the following provision:

      2.1 Closing Date.

            Subject to satisfaction or waiver of all conditions precedent set forth in Article VI of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Spector Gadon & Rosen, P.C. at 10:00 a.m., local time on (a) the later of: (i) the first Business Day following the day upon which all appropriate Parent and Merger Sub corporate action and Company company action has been taken in accordance with Article IV of this Agreement; (ii) the day on which the last of the conditions precedent set forth in Article V of this Agreement is fulfilled or waived; or (iii) ten (10) days after the distribution of the Information Statement (as defined in Section 5.10 below) to the holders of Parent Common Stock, if necessary; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than January 26, 2004, unless such date is extended by the requirements of law or the mutual agreement of the parties.

      4. Section 3.19 is hereby deleted in its entirety and replaced with the following provision:

      3.19 Investment Intent.

            (a) The Parent Shares being acquired by the Principal Interest Holder in connection with the Merger are being acquired for the Principal Interest Holder's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Parent Shares. The Principal Interest Holder acknowledges and agrees that the Parent Shares have not been registered under the Securities Act or under any state securities laws, and that the Parent Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. The Principal Interest Holder also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Parent Shares or passed upon or endorsed the merits of the transfer of the Parent Shares, this Agreement or the Merger; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. The Principal Interest Holder has such Knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Parent Shares, and the Principal Interest Holder has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon Parent for legal or tax advice related to this investment; and

            (b) Each of the Members is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act. The Company has advised each of the Members that:

                  (i) the Parent Shares being acquired by each of the Members in connection with the Merger must be acquired by each Member for such Member's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Parent Shares;

                  (ii) the  Parent  Shares  have not been  registered  under the
            Securities Act or under any state securities laws, and the Parent Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration;

                  (iii) neither the SEC nor any  securities  commission or other
            Governmental Authority has (i) approved the transfer of the Parent Shares or passed upon or endorsed the merits of the transfer of the Parent Shares, this Agreement or the Merger; or (ii) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement; and

                  (iv) each of the Members must have such Knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of its investment in the Parent Shares, and each of the Members must make such investigations in connection therewith as it deems necessary or desirable so as to make an informed investment decision without relying upon Parent for legal or tax advice related to this investment.

      5. The Company and the Principal Interest Holder do hereby waive any breach of any representations and warranties or breach of any covenants or agreements by any party to the Merger Agreement that may exist or arise under the Merger Agreement or this Amendment and Waiver as a result of the issuance by Parent of 1,000,000 shares of Common Stock to RAM Trading Ltd., a Cayman Islands exempted company ("RAM Trading"), pursuant to that certain Securities Purchase Agreement, dated the date hereof, by and between Parent and RAM Trading.

      6. The waiver set forth in Section 5 hereof is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement, nor shall it constitute an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

      7. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.

      8. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      9. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      IN WITNESS  WHEREOF,  Parent,  Merger Sub,  the Company and the  Principal
Interest Holder have caused this Amendment and Waiver to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                        INTERNATIONAL TRAVEL CD'S, INC.

                                        By: /s/ Mark A. Bush
                                            ------------------------------------
                                               Mark A. Bush
                                               President and Treasurer


                                        INTERNATIONAL TRAVEL CD'S ACQUISITION
                                          CORP.

                                        By: /s/ Mark A. Bush
                                            ------------------------------------
                                               Mark A. Bush
                                               President and Treasurer


                                        STELLAR VENTURE PARTNERS, LLC

                                        By: /s/ Richard A. Schmidt
                                            ------------------------------------
                                               Richard A. Schmidt
                                               Managing Member

                                        MAS SERVICES, INC.

                                        By: /s/ Richard A. Schmidt
                                            ------------------------------------
                                               Richard A. Schmidt
                                               President